Novocure Announces Proposed Private Placement of $500 Million of Convertible Senior Notes

St. Helier, Jersey – Novocure (NASDAQ: NVCR), a global oncology company striving to extend survival in some of the most aggressive forms of cancer, today announced its intention to offer $500 million aggregate principal amount of Convertible Senior Notes due 2025 (the “notes”). The notes will be offered in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Novocure also intends to grant the initial purchasers an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75 million aggregate principal amount of notes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Novocure intends to use the net proceeds from the offering to further advance its clinical and product development programs and to invest in associated pre-commercial and commercial activities, as well as for general corporate purposes.

The notes will be senior unsecured obligations of Novocure and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, Novocure’s ordinary shares, or a combination of cash and Novocure’s ordinary shares at Novocure’s election. The interest rate, initial conversion rate, offering price and other terms of the notes will be determined at the time of pricing of the offering.

Neither the notes nor Novocure’s ordinary shares potentially issuable upon conversion of the notes will be registered under the Securities Act or the securities laws of any other jurisdiction. Neither the notes nor Novocure’s ordinary shares potentially issuable upon conversion of the notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and in the U.S. for the treatment of adult patients with malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer, gastric cancer and glioblastoma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include, but are not limited to, statements regarding the proposed terms of the offering, anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020, as amended to date, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Gabrielle Fernandes
gfernandes@novocure.com
603-206-7047

Media:
Jaclyn Stahl
jstahl@novocure.com
212-767-7516